EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Solitario Resources Corp. (the “Company”) of our report dated March 11, 2025, relating to the consolidated financial statements as of and for the years ended December 31, 2024 and 2023, which appears in the Company’s Form 10-K filed with the Securities and Exchange Commission on March 12, 2025. We also consent to the reference to our firm under the caption “Experts” in the prospectus.

/s/ Assure CPA, LLC

Spokane, Washington

August 6, 2025